                                                                      EXHIBIT 3a

                                    FORM OF

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                      HEARTLAND TERRITORIES HOLDINGS, INC.

     1. The name of the corporation (the "Corporation") is "Heartland Territories Holdings, Inc."

     2. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 20, 1963 under the name Pepsi-Cola (Pakistan), Inc.

     3. This Restated Certificate of Incorporation has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation, duly adopted by written consent of the sole stockholder of the Corporation in lieu of a meeting and vote and duly executed and acknowledged by the officers of the Corporation in accordance with the provisions of Sections 103, 228, 242 and 245 of the General Corporation Law of the State of Delaware and, upon filing with the Secretary of State in accordance with Section 103, shall supersede the original Certificate of Incorporation and shall, as it may thereafter be amended in accordance with its terms and applicable law, be the Certificate of Incorporation of the Corporation.

     4. The text of the Certificate of Incorporation of the Corporation is hereby restated to read in its entirety as follows:

        FIRST:  The name of the corporation (the "Corporation") is

                              WHITMAN CORPORATION

        SECOND: The registered office of the Corporation within the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware. The registered agent of the Corporation within the State of Delaware is The Corporation Trust Company, the business office of which is identical with the registered office of the Corporation.

        THIRD: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

        FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 362,500,000, of which 350,000,000 shares, par value $0.01 per share, shall be "Common Stock" and 12,500,000 shares, par value $0.01 per share, shall be "Preferred Stock".

A.  PREFERRED STOCK

     Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix by resolution or resolutions adopted in accordance with the by-laws of the Corporation the voting rights, if any, designations, powers, preferences and the relative, participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any unissued series of Preferred Stock; and to fix by such resolution or resolutions the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).

B.  COMMON STOCK

     (1) Except as otherwise provided by law or by the resolution or resolutions adopted by the Board in accordance with the by-laws of the Corporation designating the rights, powers and preferences of any series of Preferred Stock and subject to the provisions of the by-laws of the Corporation as from time to time amended, with respect to the fixing of a record date for the determination of stockholders entitled to vote, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation.

     (2) Subject to any rights or preferences of holders of Preferred Stock, the holders of Common Stock shall be entitled to receive such dividends as from time to time may be declared on the Common Stock by the Board of Directors.

     (3) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, subject to any rights or preferences of holders of Preferred Stock, the holders of Common Stock shall be entitled to share, ratably according to the number of shares of Common Stock held by them, in all assets of the Corporation available for distribution to its stockholders.

C.  PROVISIONS RELATING TO ALL CLASSES OF STOCK

     (1) No holder of shares of Common Stock or Preferred Stock of the Corporation shall be entitled as of right to pre-emptive or prior right to subscribe for, purchase, or receive any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, or other securities, convertible or exchangeable into stock of any class, and all such new or additional shares of stock, bonds, debentures or other securities, convertible or exchangeable into stock, or stock that has been purchased by the Corporation or its nominee or nominees, may be issued and disposed of by the Board of Directors to such persons, firms or corporations and on such terms and for such consideration permitted by law as the Board of Directors, in their absolute discretion, may deem advisable.

     (2) Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation, nor the sale, transfer or lease of all or substantially all the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

     (3) All stockholder action shall be taken at an annual or special meeting, and no stockholder action may be taken without a meeting.

        FIFTH: The minimum amount of capital with which the Corporation will commence business is One Thousand Dollars ($1,000.00).

        SIXTH:  The Corporation is to have perpetual existence.

        SEVENTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

        EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

           To make, alter or repeal the by-laws of the Corporation.

           To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

           To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

           By resolution passed by the Board of Directors in accordance with the by-laws of the Corporation, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution or in the by-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

           When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchise, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

        NINTH: No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty by such director as a director, except for any matter in respect of which such director shall be liable under Section 174 of the Delaware General Corporation Law or shall be liable by reason that, in addition to any and all other requirements for such liability, he (i) shall have breached his duty of loyalty to the Corporation or its stockholders, (ii) in acting or in failing to act, shall not have acted in good faith or shall have acted in a manner involving intentional misconduct or a knowing violation of law or (iii) shall have derived an improper personal benefit from the transaction in respect of which such breach of fiduciary duty occurred. Neither the amendment nor repeal of this Article NINTH shall eliminate or reduce the effect of this Article NINTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article NINTH would accrue or arise, prior to such amendment or repeal. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article NINTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time.

        TENTH: (1) In anticipation that PepsiCo, Inc. is currently, and will remain, a substantial stockholder of the Corporation, and in anticipation that the Corporation and PepsiCo, Inc. may engage in the same or similar activities or lines of business and have an interest in the same areas of business opportunities, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with PepsiCo, Inc. (including service of employees, officers and directors of PepsiCo, Inc. as officers and directors of the Corporation), the provisions of this Article TENTH are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve PepsiCo, Inc. and its employees, officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

        (2) PepsiCo, Inc. shall have the right to engage (and shall have no duty to refrain from engaging) in the same or similar activities or lines of business as the Corporation, and the Corporation shall not be deemed to have an interest or expectancy in any business opportunity, transaction, or other matter (each a "Business Opportunity") in which PepsiCo, Inc. engages or seeks to engage merely because the Corporation engages in the same or similar activities or lines of business as that involved in or implicated by such Business Opportunity. Neither PepsiCo, Inc. nor any employee, officer or director thereof (except as provided in paragraph 3 below) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of PepsiCo, Inc. or of such person's participation therein. In the event that PepsiCo, Inc. acquires knowledge of a potential Business Opportunity which may be deemed to constitute a corporate opportunity for both PepsiCo, Inc. and the Corporation, PepsiCo, Inc. shall have no duty to communicate or offer such Business Opportunity to the Corporation and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that PepsiCo, Inc. pursues or acquires such Business Opportunity for itself, directs such Business Opportunity to another person, or does not communicate information regarding such Business Opportunity to the Corporation.

        (3) In the event that a director or officer of the Corporation who is also a director, officer or employee of PepsiCo, Inc. acquires knowledge of a potential Business Opportunity which may be deemed to be a corporate opportunity for both the Corporation and PepsiCo, Inc., such director or officer of the Corporation shall have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such Business Opportunity and, to the extent permitted by applicable law, shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of the fact that PepsiCo, Inc. pursues or acquires such Business Opportunity for itself or directs such Business Opportunity to another person or does not communicate information regarding such Business Opportunity to the Corporation, if such director or officer acts in a manner consistent with the following policy:

           A Business Opportunity offered to any person who is an officer of the Corporation, and who is also a director or an officer or an employee of PepsiCo, Inc., shall belong to the Corporation; and a Business Opportunity offered to any person who is a director but not an officer of the Corporation, and who is also a director or officer of PepsiCo, Inc., shall belong to the Corporation if such Business Opportunity is expressly offered to such person solely in his or her capacity as a director of Corporation, and otherwise shall belong to PepsiCo, Inc.

        (4) Any person purchasing or otherwise acquiring any interest in share of the capital stock of the Corporation shall be deemed to have consented to the provisions of this Article TENTH.

        (5) For purposes of this Article TENTH:

           (a) A director of the Corporation who is Chairman of the Board of Directors of the Corporation or of a committee thereof shall not be deemed to be an officer of the Corporation by reason of holding such position (without regard to whether such position is deemed an office of the Corporation under the by-laws of the Corporation), unless such person is a full-time employee of the Corporation; and

           (b) PepsiCo, Inc. shall include all subsidiary corporations and other entities in which PepsiCo, Inc. owns (directly or indirectly) more that 50% of the outstanding voting capital stock or voting power.

        (6) Any proposed amendment to this Article TENTH shall require the approval of two-thirds of the whole Board of Directors.

        ELEVENTH: Meetings of stockholders may be held outside the State of Delaware, if the by-laws of the Corporation so provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Elections of directors need not be by ballot unless the by-laws of the Corporation shall so provide.

        TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        THIRTEENTH: The Corporation hereby expressly elects not to be governed by Section 203(a) of the Delaware General Corporation Law relating to business combinations with interested shareholders.